SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
July 30, 2007
Date of Report (date of earliest event reported)
EVERGREEN SOLAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
138 Bartlett Street
Marlboro, Massachusetts 01752
(Address of principal executive offices)
(508) 357-2221
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
ITEM 9.01 Financial Statement and Exhibits
EXHIBIT INDEX
Ex-10.1 Change of Control Severance Agreement

Item 1.01. Entry Into a Material Definitive Agreement
     On July 30, 2007, Evergreen Solar, Inc. (the “Company”) entered into Change of Control Severance Agreement with the Company’s Vice President of Operations, Rodolfo Archbold (the “Agreement”).
     The Agreement provides that upon the consummation of a change of control of the Company: (i) all of the employee’s outstanding equity awards will immediately vest and become exercisable or released from the Company’s repurchase or reacquisition right as to (A) that number of unvested shares that would have vested during the period between the equity awards’ most recent vesting date (or the grant date, if no vesting date has been reached) and the change of control if the equity awards had been granted with a monthly vesting schedule and (B) that number of unvested shares that would have otherwise vested during the last twelve months of each equity awards’ vesting schedule, and (ii) all performance targets for all of the employee’s performance-based equity awards will be deemed fully achieved on the first anniversary of the change of control if the employee is still employed on such date.
     The Agreement provides certain severance benefits if, within twelve months following a change of control of the Company, the Company or its affiliates terminates the employee’s employment without cause or the employee resigns his employment for good reason. The severance benefits provided for in the Agreement include (i) twelve months of continued payment of the employee’s annual base salary and target bonus for the year of termination and (ii) twelve months of Company-paid coverage for the employee and the employee’s eligible dependents under the Company’s benefit plans. Payment of the severance benefits under the Agreement will be delayed as required by Section 409A of the Code.
     In the event that the severance and other benefits provided to the employee pursuant to the Agreement constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, such employee shall receive the greater, on an after-tax basis, of (i) such employee’s benefits under the Agreement delivered in full or (ii) such employee’s benefits under the Agreement delivered as to such lesser extent as would not result in any portion of such benefits being subject to the excise tax. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 9.01 Financial Statement and Exhibits
(d)     Exhibits

10.1	Change of Control Severance Agreement, dated as of July 30, 2007, between Evergreen Solar, Inc. and Rodolfo Archbold.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN SOLAR, INC.
By:	/s/ Michael El-Hillow
Michael El-Hillow
Chief Financial Officer and Secretary

Dated: August 2, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.1	Change of Control Severance Agreement, dated as of July 30, 2007, between Evergreen Solar, Inc. and Rodolfo Archbold.